SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 7, 2000

                              WOLF INDUSTRIES INC.
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             (Exact name of registrant as specified in its charter)


                                Nevada 98-0171619
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                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)


                205 - 16055 Fraser Highway, Surrey, B.C. V3S 2W9
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               (Address of principal executive offices)(Zip Code)


                                 (604) 597 0036
                               -----------------
              (Registrant's telephone number, including area code)



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Item 2. Acquisition or Disposition of Assets

On June 14, 2000 Wolf Industries Inc., (the Company) entered into an Acquisition Agreement with Interactive Travel System Media Group, Inc., (TPI) a Nevada corporation whereby the Company acquired all of the outstanding common stock of TPI in exchange for Warrants to acquire up to 3,000,000 shares of the Company's common stock at $0.27 per share which were distributed to the sole shareholder of TPI. The Warrants have a term of five years and are first exercisable on June 14, 2001 with the shares vesting upon exercise. Also pursuant to the Agreement and Plan of Reorganization, Ian McMillan the President of TPI was named to the Company's Board of Directors. The Acquisition Agreement transaction was closed on July 6, 2000.

The granting of the 3,000,000 Warrants was a negotiated amount to provide incentives for continued employment and future performance with Travelport to develop the business. It is intended to have management agreements signed by the key personnel as well.

TPI is developing a complete digital marketing and reservation system for the travel industry with other possible applications which will be made available through syndication on-line. The system will allow the booking of certain aspects of travel, which may include hotel reservation, transportation, restaurants, and certain concierge-related travel services. TPI owns or will acquire certain proprietary technology, know-how, goodwill and the like (collectively, the "Business") necessary to the continued pursuit of such Business.


Item 7. Financial Statements and Exhibits.

(a) Audited Financial Statements of Interactive Travel System Media Group Inc., will be filed as an amendment to this Report on Form 8-K on or before August 30, 2000

(b) Pro-Forma Financial Information giving effect to the acquisitions will be filed as an amendment to this Report on Form 8-K on or before August 30, 2000

(c)  Exhibits

     10.5 Acquisition Agreement dated June 14, 2000



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


WOLF INDUSTRIES INC.

Dated: July 6, 2000


/s/ PATRICK McGOWAN
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Patrick McGowan, President